UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 13, 2023
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Definitive Material Agreement
On November 13, 2023, BlackBerry Limited (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with certain controlled affiliates of Fairfax Financial Holdings Limited, as purchasers (the “Purchasers”), pursuant to which, on November 17, 2023, the Company issued $150 million aggregate principal amount of its 1.75% extendible convertible unsecured debentures (the “Extension Debentures”) to the Purchasers on a private placement basis. A copy of the Subscription Agreement is attached as Exhibit 10.1 to this report and is incorporated by reference herein.
The following is a summary of the material terms of the Extension Debentures and is qualified in its entirety by reference to the full text of the Form of Debenture, a copy of which is attached as Exhibit 4.1 to this report and is incorporated by reference herein. Aside from the maturity date, the terms of the Extension Debentures are substantially identical to those of the 2020 Debentures (as defined below), except that the Extension Debentures will not be listed on any stock exchange and will not involve an indenture trustee.
Maturity. The Extension Debentures have a maturity date of February 15, 2024 (the “Initial Maturity Date”), with an option for the parties to extend the maturity date to May 15, 2024 (the “Final Maturity Date”, and together with the Initial Maturity Date, each a “Maturity Date”), subject to the prior conversion or payment thereof as provided by the Extension Debentures.
Interest. The Extension Debentures bear interest at a rate of 1.75% per annum, payable on the Initial Maturity Date and, if applicable, the Final Maturity Date. If an event of default (as described below) has occurred and is continuing, the Extension Debentures will bear interest at a rate of 5.75% per annum during the period of the default.
Guarantees. Each of BlackBerry Corporation and BlackBerry UK Limited, the subsidiary guarantors named in the Extension Debentures, has separately guaranteed the payment of principal, premium (if any) and interest and other amounts due under the Extension Debentures, and the performance of all other obligations of the Company under the Extension Debentures (the “Guarantees”).
Covenants. The Company is subject to customary covenants associated with the Extension Debentures, including limitations on the Company’s senior indebtedness.
Subordination. The Extension Debentures and the Guarantees rank pari passu with one another and, subject to statutory preferred exceptions, shall rank equally with all other present and future unsubordinated unsecured indebtedness of the Company or the Guarantors, as applicable, other than specified senior indebtedness of the Company and the Guarantors, as applicable.
Conversion Privilege. Each holder of the Extension Debentures shall have the right at its option to convert each $1,000 principal amount of its Extension Debentures into shares of common stock of the Company (“Common Shares”) at any time prior to the third business day prior to the Maturity Date. Common Shares will be issued based on an initial conversion price of $6.00 principal amount of Extension Debentures per Common Share (the “Conversion Price”), subject to adjustment in certain circumstances. The maximum number of Common Shares issuable upon conversion of the Extension Debentures is 25,000,000 Common Shares.
No Redemption. The Extension Debentures are not redeemable at the option of the Company prior to the Maturity Date.
Change of Control. The Extension Debentures are subject to a change of control provision whereby the Company would be required to make an offer to repurchase the Extension Debentures at 115% of the principal amount thereof plus accrued and unpaid interest, if any, if a person or group (other than Fairfax Financial Holdings Limited (“Fairfax”) or its affiliates, or any of their joint actors) acquires 35% of the outstanding Common Shares, acquires all or substantially all of the Company’s assets, or if the Company merges with another entity and the Company’s existing shareholders hold less than 50% of the common shares of the surviving entity.
Events of Default. The Extension Debentures provide for such events of default as are customary for indebtedness of this type that could, subject to certain conditions, cause the principal amount of the Extension Debentures plus accrued and unpaid interest (including additional interest), if any, to become due and payable, including a default by the Company or any Guarantor in the performance of or compliance with any term of any other indebtedness that results in the acceleration of indebtedness, or the failure to pay any such indebtedness at maturity, in each case in an aggregate amount in excess of in an aggregate principal amount of more than $50,000,000.
Certain controlled affiliates of Fairfax are parties to the Subscription Agreement. Fairfax beneficially owns, or exercises control or direction over, approximately 8% of the Company’s outstanding Common Shares on a non-diluted basis and owned a portion of the 2020 Debentures. Mr. Prem Watsa, a director of the Company, is the Chairman and Chief Executive Officer of Fairfax,

and recused himself from discussion of the board of directors of the Company relating to the transactions described herein and did not vote on their approval.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 hereof relating to the Extension Debentures is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities
The information contained in Item 1.01 hereof is incorporated by reference into this Item 3.02.
The offer and sale of the Extension Debentures, the Guarantees and the Common Shares issuable upon conversion of the Extension Debentures, if any, were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Subscription Agreement. Any Common Shares issuable upon conversion of the Extension Debentures will be issued in transactions anticipated to be exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof.
Item 8.01 Other Events
On November 13, 2023, the Company paid all amounts due upon the maturity of its outstanding 1.75% unsecured convertible debentures issued September 1, 2020 (the “2020 Debentures”). The outstanding principal amount of the 2020 Debentures was $365 million and none of the 2020 Debentures had been converted into Common Shares prior to repayment.
On November 13, 2023, the Company issued a press release announcing the entry into the Subscription Agreement and the repayment of the 2020 Debentures, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Debenture.
10.1	Subscription Agreement.
99.1	BlackBerry Limited press release dated November 13, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BlackBerry Limited

Date:	November 17, 2023	By:	/s/ Steve Rai
			Name:	Steve Rai
			Title:	Chief Financial Officer